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                                                                    Exhibit 10.1

                            AMENDMENT NO. 1 TO THE
                          ENBREL(R) SUPPLY AGREEMENT


[*] Certain information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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                            AMENDMENT NO. 1 TO THE

                          ENBREL(R) SUPPLY AGREEMENT

     This Amendment No. 1 ("Amendment No. 1") is made this 27th day of June, 2000 (the "Amendment Effective Date") by and among IMMUNEX CORPORATION, a corporation of the State of Washington, having its principal place of business at 51 University Street, Seattle, Washington 98101, U.S.A., together with its Affiliates ("Immunex"), AMERICAN HOME PRODUCTS CORPORATION, a corporation of the State of Delaware having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, U.S.A. ("AHPC"), acting through its Wyeth-Ayerst Laboratories division, having offices at 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087, U.S.A. ("Wyeth"), and BOEHRINGER INGELHEIM PHARMA KG, a German corporation having a place of business at Birkendorfer Strasse 65, 88397 Biberach an der Riss, Federal Republic of Germany ("BIP"), and amends the Enbrel Supply Agreement effective as of November 5, 1998, by and among Immunex, Wyeth, and BIP (the "Agreement").

     WHEREAS, Immunex, Wyeth and BIP have entered into a certain Agreement for BIP's supply of Enbrel(R) (etanercept) to Immunex and Wyeth;

     WHEREAS, Immunex and Wyeth desire to have BIP manufacture additional quantities of Enbrel, and accordingly, on January 20, 2000, the Parties signed a certain Summary Term Sheet specifying terms and conditions under which BIP would receive certain incentives to enhance the yield from BIP's current production capacity for Enbrel and to perform good faith outsourcing activities with the goal of providing additional near-term bulk drug substance runs for Enbrel;

     WHEREAS, pursuant to Section 23.9 of the Agreement, the Agreement may only be amended and supplemented by a written instrument signed by the Parties;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, hereby agree as follows:


     1. Capitalized Terms. All initially capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

     2. New Definitions. Section 1.66 of the Agreement shall be amended to add the following new definitions:
                                                             Section
     "Accepted Subsequent Additional Runs"                   24.1(d)(2)
     "Adjusted Annual Minimum"                               5.10(c)
     "Annual Minimum"                                        5.10(b)
     "Attempted Original Additional Run"                     24.1(a)(2)
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     "Binding Production Schedule"                            24.1(a)(1)(i)
     "Confirmed Outsourcing Costs"                            24.1(a)
     "Outsourcing Activities"                                 24.1(a)
     "Original Additional Run"                                24.1(a)(1)
     "ROFR"                                                   24.1(d)(2)
     "Subsequent Additional Runs"                             24.1(c)(3)
     "Successful Outsourcing Activities"                      24.3
     "Unsuccessful Outsourcing Activities"                    24.2

     3. Semi-Exclusive Rights. In consideration of the mutual covenants set forth in this Amendment No. 1, a new Section 3.4 shall be added to the Agreement as follows:

          3.4 Semi-Exclusive Rights. Subject to Section 5.10(c) hereof, BIP's rights to manufacture Bulk Drug Substance and Drug Product for Immunex and Wyeth hereunder shall be converted from exclusive (subject to the provisions of Section 3.2 and 3.3 hereof) to semi-exclusive with Immunex and Wyeth. Thus, in addition to the Firm Orders for Bulk Drug Substance and Drug Product placed by the Buyer with BIP in accordance with the terms of this Agreement, Immunex and Wyeth shall also have the right to (a) manufacture any quantities of Bulk Drug Substance in Wyeth's West Greenwich, Rhode Island manufacturing facility or in such other manufacturing facility, including but not limited to, Wyeth's proposed manufacturing facility in Ireland, that is at least [*] percent ([*]%) owned by Immunex or Wyeth or by an Affiliate of either Immunex or Wyeth and (b) determine where the Bulk Drug Substance produced from any such Immunex or Wyeth-owned manufacturing facility would be converted into drug product (unlabeled vials), it being understood that any facility converting such Bulk Drug Substance to drug product for Immunex or Wyeth could be owned by Immunex, Wyeth, by an Affiliate of either Immunex or Wyeth, or by a Third Party.

     4. Maximum Request and Annual Minimum. In consideration of BIP's consent to convert its exclusive manufacturing rights to semi-exclusive manufacturing rights described in Paragraph 3 of this Amendment No. 1 and BIP's good faith outsourcing efforts, the Agreement shall be amended to add the following new
Section 5.10, as follows:

          5.10   Maximum Request; Annual Minimum.

                 (a) Maximum Request. Subject to Section 5.10(c) below, beginning on [*] and continuing through [*], the annual Maximum Request in the Agreement shall be equal to the Annual Minimum as defined in Section 5.10(b) below. Beginning [*], or as otherwise set forth in Section 5.10(c) below, the Maximum Request shall revert to the terms in the original Agreement. Immunex and Wyeth shall waive their ability to reduce the Maximum Request below the Annual Minimum under Section 5.1(b) hereof until an effective date of [*] at the earliest, except to the extent otherwise permitted in Section 5.10(c) below. Subject to Section 5.10(c) below, beginning on [*] and continuing through the

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                       end of the Supply Term, Immunex and Wyeth shall be
                       entitled to reduce the Maximum Request (unless otherwise agreed in writing among the Parties, to be calculated by using the original Maximum Request herein) by no more than [*] percent ([*]%) per Calendar Year by providing at least the required [*] ([*]) months' prior written notice to BIP (e.g., notice by [*] for a potential reduction in the Maximum Request effective as of [*], etc.).

                       It is understood by the Parties that the Maximum Request valid through [*] shall not constitute a guaranty by BIP to reserve permanent capacity through [*] exceeding the original Maximum Request of [*] Bulk Drug Substance Runs. However, to carry out the Parties' intentions, to the extent that BIP acquires any Original Additional Run or Subsequent Additional Run as a result of its Outsourcing Activities, (1) all such Original Additional Runs shall be reserved for Buyer through [*] and (2) Buyer shall have a ROFR for any Subsequent Additional Run during Calendar Years [*] and [*], and such ROFR shall be exercised according to Section 24.1(d)(2) hereof. Moreover, the absolute minimum of the Maximum Request after permitted reductions under Section 5.1(b) of the original Agreement shall always be the required capacity for [*] kg of Bulk Drug Substance calculated in accordance with the original Production Assumptions herein.

                 (b) Annual Minimum. Buyer shall guarantee BIP an annual minimum of [*] Bulk Drug Substance Runs (the "Annual Minimum") through [*], subject to the terms of this Agreement. The [*] Bulk Drug Substance Runs is believed to be equivalent to the capacity [*] BIP [*] L fermenters. Subject to Section 5.10(c) below, beginning on [*] and continuing through the end of the Supply Term, Immunex and Wyeth shall have the same ability to reduce the Annual Minimum as they have to reduce the Maximum Request as provided in Section 5.10(a) above and Section 5.10(c) below.

                 (c) Potential Adjustment to the Maximum Request and Annual Minimum. Notwithstanding anything herein to the contrary, if Immunex and Wyeth reasonably determine in good faith that the yearly worldwide market requirements for Bulk Drug Substance will fall below the Annual Minimum for a particular Calendar Year (such calculation to be based on the prior year's Production Assumptions and the basic success rate laid down in Section 5.1(a)(1) of the original Agreement), and Immunex and Wyeth provide written notice thereof to BIP, including a certification

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                       signed by an officer of Immunex and Wyeth that verifies
                       their forecast for worldwide market requirements for Bulk Drug Substance for the respective Calendar Year, then the terms set forth in Section 5.1(b) of the original Agreement regarding downward adjustments in the Maximum Request shall apply and shall supersede the provisions in
                       Section 5.10(a) above regarding revisions to the Maximum Request and the provisions in Section 5.10(b) above regarding revisions to the Annual Minimum. Thereafter, and for so long during the Supply Term that the yearly worldwide market requirements for Bulk Drug Substance remain below the Annual Minimum, and except as otherwise agreed among the Parties, Buyer shall guarantee BIP an adjusted annual minimum (the "Adjusted Annual Minimum") that shall supersede the Annual Minimum. The Adjusted Annual Minimum shall be the greater of (1) [*] contained in the [*] provided to BIP by Immunex and Wyeth for [*] or (2) [*], as such [*] by Immunex and Wyeth pursuant to [*]. If the [*] are higher than the [*] thereof provided by Immunex and Wyeth to BIP [*]shall be adjusted [*].

                       If the [*] is applicable, then [*]. Immunex and Wyeth shall [*] for [*] greater than either (i) [*] or (ii) [*]. Immunex and Wyeth shall in a timely manner inform BIP in writing of [*],

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                       and BIP shall within thirty (30) days after receipt of
                       such notice provide its own written notice to Immunex and Wyeth of which option BIP has selected (i.e., either (i) or (ii) in the immediately preceding sentence).

                       By way of example only, if [*]

     5. Extension of Supply Term of Agreement. In consideration of BIP's consent to convert its exclusive manufacturing rights to semi-exclusive manufacturing rights as described in Paragraph 3 of this Amendment No. 1,
Section 19.1 of the Agreement shall be amended and restated as follows:

          19.1  Term; Renewal.
                Unless sooner terminated pursuant to the terms of this Agreement, the term of this Agreement shall commence upon the Effective Date and shall continue thereafter until at least [*] (the "Supply Term"). This Agreement and the Supply Term shall automatically continue from Calendar Year-to-Calendar Year thereafter unless terminated by either Party by providing at least [*] years' prior

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                written notice to the other Party, provided that neither Party may provide such notice prior to the end of the [*] Contract Year, i.e., [*]. For purposes of this Section 19.1, Immunex and Wyeth shall be deemed the same Party.

     6. New Article 24. The Agreement shall be amended to add the following new provision, Article 24, as follows:

                ARTICLE 24.  CONTRACTUAL INCENTIVES TO BIP FOR
                            OUTSOURCING ACTIVITIES

24.1 Costs of Outsourcing; Ordering Additional Runs; [*] Pricing for Additional Runs; ROFR; Drug Product and Finished Product Capacity.

     (a) Costs of Outsourcing. Buyer shall pay [*] percent ([*]%) of the costs of BIP's Outsourcing Activities (as defined below), not to exceed DM [*] ([*]Deutsche Mark), that are directly related to BIP providing the additional Bulk Drug Substance Runs for the Product, as described below. These outsourcing costs, which BIP shall further demonstrate for Buyer by having BIP's outside auditor provide Buyer prior to any payments according to Section 24.1(a)(1) below a letter confirming that the DM [*] ([*] Deutsche Mark) figure, or any other amount not to exceed such figure (the "Confirmed Outsourcing Costs"), is a fair calculation of BIP's costs for Outsourcing Activities, are in the order of DM [*] ([*] Deutsche Mark) for technology transfer and DM [*] ([*] Deutsche Mark) in loss of profitability.

          For purposes hereof, "Outsourcing Activities" shall mean that BIP has and shall forthwith act in good faith and use commercially reasonable efforts to diligently and in a timely manner pursue the outsourcing of such products that BIP reasonably has determined to be and forthwith reasonably determines would be necessary to free-up the [*] Original Additional Runs (as defined below) within the [*]month period from [*] to [*], which activities shall include BIP's efforts and commitment of financial resources (in the order of DM [*] for technology transfer) and personnel resources commensurate to those efforts and resources that would be employed by BIP to make additional near-term production capacity available for a product having similar market potential as the Product, it being understood that BIP is not promising the success of these efforts nor guaranteeing that it will be able to make available the Original Additional Runs.

          (1) [*] percent ([*]%) of the Confirmed Outsourcing Costs shall be paid by Buyer to BIP according to the following schedule:

                (i) [*] percent ([*]%) of the Confirmed Outsourcing Costs shall be paid when BIP provides a written, binding production schedule (the "Binding Production Schedule") to Buyer that

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                       indicates a total of at least [*] Bulk Drug Substance
                       Runs (comprised of [*] Bulk Drug Substance Runs at the beginning of 2000 carried over from 1999 + [*] Bulk Drug Substance Runs from 2000 + [*] Bulk Drug Substance Runs in the first [*] months of 2001 + at least [*] additional Bulk Drug Substance Runs) over the [*]-month period from [*] to [*], and also indicates a total of at least [*] Bulk Drug Substance Runs (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance Runs in 2000 + [*] Bulk Drug Substance Runs in 2001 + at least [*] additional Bulk Drug Substance Runs) over the [*]- month period from [*] to [*]. Such amount shall be nonrefundable when paid.

                (ii) [*] percent ([*]%) of the Confirmed Outsourcing Costs shall be paid when BIP provides a Binding Production Schedule to Buyer that indicates a total of at least [*] Bulk Drug Substance Runs (comprised of [*] Bulk Drug Substance Runs at the beginning of 2000 carried over from 1999 + [*] Bulk Drug Substance Runs from 2000 + [*] Bulk Drug Substance Runs in the first [*] months of 2001 + at least [*] additional Bulk Drug Substance Runs) over the [*]-month period from [*] to [*], and also indicates a total of at least [*] Bulk Drug Substance Runs (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance Runs in 2000 + [*] Bulk Drug Substance Runs in 2001 + at least [*] additional Bulk Drug Substance Runs) over the [*]-month period from [*] to [*]. Such amount shall be nonrefundable when paid.

                (iii) [*] percent ([*]%) of the Confirmed Outsourcing Costs shall be paid when BIP provides a Binding Production Schedule to Buyer that indicates a total of [*] Bulk Drug Substance Runs (comprised of [*] Bulk Drug Substance Runs at the beginning of 2000 carried over from 1999 + [*] Bulk Drug Substance Runs from 2000 + [*] Bulk Drug Substance Runs in the first [*] months of 2001 + [*] additional Bulk Drug Substance Runs) over the [*]-month period from [*] to [*], and also indicates a total of [*] Bulk Drug Substance Runs (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance Runs in 2000 + [*] Bulk Drug Substance Runs in 2001 + [*] additional Bulk Drug Substance Runs) over the [*]-month period from [*] to [*]. Such amount shall be nonrefundable when paid.

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                       The additional Bulk Drug Substance Runs to be performed
                       by BIP for Buyer over the [*]-month period from [*] to [*] (each of these additional Bulk Drug Substance Runs shall be referred to as an "Original Additional Run," and collectively, as the "Original Additional Runs") shall be incremental to the [*] Bulk Drug Substance Runs for the Product in 2000 (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance Runs) and the [*] Bulk Drug Substance Runs for the Product in 2001. On each Binding Production Schedule, BIP shall clearly identify to Buyer by asterisk or otherwise which Bulk Drug Substance Runs are the Original Additional Runs. Any subsequent revisions to a Binding Production Schedule must be agreed upon in writing by the Parties.

          (2) Regardless of whether or not BIP has provided a Binding Production Schedule to Buyer under Section 24.1(a)(1) above, [*] percent ([*]%) of the Confirmed Outsourcing Costs shall be paid by Buyer to BIP on an incremental basis, i.e., Buyer shall pay [*] percent ([*]%) of the Confirmed Outsourcing Costs to BIP for each Attempted Original Additional Run prior to [*]. For purposes hereof, an "Attempted Original Additional Run" shall mean that BIP in good faith attempted a Bulk Drug Substance Run that advanced to at least [*].

     (b) Firm Order for the Original Additional Runs. Buyer hereby issues a Firm Order for all of the Original Additional Runs made available during the period from [*] through [*]. Such Firm Order shall constitute a binding order for every Original Additional Run that BIP makes available as set forth in the Binding Production Schedule or as otherwise agreed upon in writing by the Parties, not to exceed [*] Original Additional Runs without Buyer's prior written approval. As the Parties are of the common opinion that any Original Additional Run would be the result of BIP's good faith outsourcing activities with the goal of providing additional near-term Bulk Drug Substance Runs for the Product, BIP shall in no way be liable to Buyer or anybody else for the non-fulfillment of such Firm Orders for the Original Additional Runs.

     (c) [*] Pricing. The Bulk Drug Substance price shall be set at a total of DM [*]/gram for each Bulk Drug Substance Run greater than

          (1) [*] Bulk Drug Substance Runs (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance Runs in 2000 + [*] Bulk Drug Substance Runs in the first [*] months of 2001) that is performed over the [*]-month period from [*]to [*],

          (2) [*] Bulk Drug Substance Runs (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance

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               Runs in 2000 + [*] Bulk Drug Substance Runs in 2001) that is performed over the [*]-month period from [*]to [*], provided, however, that any Bulk Drug Substance Run eligible for [*] pricing under Section 24.1(c)(1) above shall not be eligible for [*] pricing under this Section 24.1(c)(2), and

          (3) [*] Bulk Drug Substance Runs that is performed per year for Calendar Years [*] (for each of these [*] Calendar Years, the additional Bulk Drug Substance Runs made available by BIP to Buyer in the particular Calendar Year shall be referred to as the "Subsequent Additional Runs"), provided, however, that the number of Bulk Drug Substance Runs that are performed in each of [*] (for the last [*] months of [*]) [*] that are eligible for the [*] pricing shall not exceed the difference between the number of actual Bulk Drug Substance Runs that are performed between [*]to [*] and [*] Bulk Drug Substance Runs (comprised of the [*] carryover Bulk Drug Substance Runs + [*] Bulk Drug Substance Runs in 2000 + [*] Bulk Drug Substance Runs in 2001).

          [*]

     (d) BIP Written Notice of Subsequent Additional Runs; ROFR for Subsequent Additional Runs.

          (1) By [*], BIP shall provide written notice to Buyer of the number of Subsequent Additional Runs that are available in [*].By [*], BIP shall provide written notice to Buyer of the number of Subsequent Additional Runs that are available in [*].

          (2) Buyer shall have the right of first refusal as to any Third Parties (the "ROFR") to order any or all of such Subsequent Additional Runs in [*] and [*] to the extent provided in this paragraph, in either Calendar Year not to exceed [*] Subsequent Additional Runs without Buyer's prior written approval. This ROFR for Subsequent Additional Runs with respect to [*] and [*], respectively, shall be exercised by Buyer, if at all, by providing written notice to BIP, within [*] days after BIP's written notice to Buyer of the number of Subsequent Additional Runs that BIP would make available in [*] or [*], as applicable, of that number of such Subsequent Additional Runs for which Buyer thereby issues a Firm Order (the "Accepted Subsequent Additional Runs"). Upon receipt of any such notice from Buyer, such Firm Orders shall constitute binding orders, and BIP shall dedicate all of such Accepted Subsequent Additional Runs for the production of Bulk

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               Drug Substance.

     (e) Potential Refund of Confirmed Outsourcing Costs. If BIP does not attempt at least [*] Accepted Subsequent Additional Runs in [*], then no later than [*], BIP shall refund to Buyer a total of [*] percent ([*]%) of the Confirmed Outsourcing Costs previously paid by Buyer for the Original Additional Runs under Section [*] above.

     (f) Drug Product and Finished Product Capacity. BIP hereby undertakes to maintain sufficient manufacturing capacity and a sufficient number of employees with such expertise and experience as is necessary or appropriate to convert the Bulk Drug Substance Lots resulting from the Original Additional Runs and the Accepted Subsequent Additional Runs into Drug Product and, if ordered, Finished Product, in accordance with the terms hereof, including without limitation, Section 4.3 hereof.

24.2 Additional Contractual Incentives for Unsuccessful Outsourcing Activities. Instead of, and not in addition to, the contractual incentives and other terms provided to BIP in Section 24.3 below for Successful Outsourcing Activities (as defined below), BIP shall receive the following contractual incentives and be subject to the following terms set forth in this Section
     24.2 as a result of Unsuccessful Outsourcing Activities, or alternatively, under the conditions specified in Section 24.3(e) below. For purposes hereof, "Unsuccessful Outsourcing Activities" shall mean that despite BIP's Outsourcing Activities, BIP has been unable to provide Buyer at least [*] successful harvests (i.e., Bulk Drug Substance Runs resulting in vialed and released Drug Product within customary timeframes after each harvest) by [*].

     (a) Bulk Drug Substance Cost. The cost of Bulk Drug Substance shall be fixed at DM [*]/gram, except for (1) Bulk Drug Substance that is [*] priced at DM [*]/gram under Section 24.1(c) above, (2) the potential annual price adjustments resulting from the [*] yield sharing between BIP and Buyer beginning [*] as described in Section 24.2(b) below and
          (3) the price adjustments permitted under Sections 5.6(a), 5.6(b) and 5.6(c) hereof.

     (b) Yield Enhancement. BIP and Buyer shall share the benefit of all accrued yield increases from production of Bulk Drug Substance Lots on a [*] basis (i.e., accrued yield increases shall be measured from the Production Assumptions that were in effect on the Effective Date of the Agreement through the Production Assumptions calculated with respect to production through [*]), to be computed annually pursuant to Section 5.3(b) hereof beginning with the first potential annual price adjustment effective [*], provided, however, that the formula and example set forth in Section 5.3(b) hereof shall be adjusted to reflect such [*] sharing of any price adjustments.

     (c)  Risk Sharing.  Beginning with respect to Calendar Year [*], BIP and
          Buyer

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          shall each Calendar Year share on a [*] basis the costs of Bulk Drug
          Substance Runs that do not meet the Bulk Drug Substance Specifications (calculated on the basis of the Product Price and original Production Assumptions hereunder less [*]% for profit), but only to the extent that those failed Bulk Drug Substance Runs represent a failure rate greater than [*] percent ([*]%) of all the Bulk Drug Substance Runs performed during that Calendar Year [*]. Buyer's payment obligations for such Bulk Drug Substance Runs as set forth above shall only apply to the extent that a Bulk Drug Substance Run failed at the [*] in the Process. BIP shall accept the risk of the first [*] percent ([*]%) of Bulk Drug Substance Runs each Calendar Year that fail at the [*] in the Process. Buyer's payment obligations under this Section 24.2(c) shall be deemed to satisfy any payment obligations of Buyer under the provisions of Section 6.3 hereof to the extent any such provisions could be construed to require Buyer to pay any portion of the cost of Bulk Drug Substance Runs that do not meet the Bulk Drug Substance Specifications.

24.3 Contractual Incentives for Successful Outsourcing Activities. Instead of, and not in addition to, the contractual incentives and other terms provided to BIP in Section 24.2 above for Unsuccessful Outsourcing Activities, BIP shall receive the following contractual incentives and be subject to the following terms set forth in this Section 24.3 in the event that BIP's efforts have resulted in Successful Outsourcing Activities, except as otherwise set forth in Section 24.3(e) below. For purposes hereof, "Successful Outsourcing Activities" shall mean that as a result of BIP's Outsourcing Activities, BIP has achieved at least [*] successful harvests (i.e., Bulk Drug Substance Runs resulting in vialed and released Drug Product within customary timeframes after each harvest) by [*]:

     (a) Bulk Drug Substance Cost. The cost of Bulk Drug Substance shall be fixed at DM [*]/gram, except for (1) Bulk Drug Substance that is [*] priced at DM [*]/gram under Section 24.1(c) above, (2) the potential annual price adjustments resulting from the [*] yield sharing between BIP and Buyer [*] as described in Section 24.3(b) below and (3) the price adjustments permitted under Sections 5.6(a), 5.6(b) and 5.6(c) hereof.

     (b) Yield Enhancement. BIP shall [*]. Thereafter, BIP and Buyer shall share the benefit of all accrued yield increases from production of Bulk Drug Substance Lots on a [*] basis (i.e., accrued yield increases shall be measured from the Production Assumptions that were in effect on the Effective Date of the Agreement through the Production Assumptions calculated with respect to production through [*]), to be computed annually pursuant to Section 5.3(b) hereof beginning with the first potential annual price

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          adjustment effective [*], provided, however, that the formula and example set forth in Section 5.3(b) hereof shall be adjusted to reflect such [*] sharing of any price adjustments.

     (c) Risk Sharing. Beginning with respect to Calendar Year [*] and continuing with Calendar Years [*], BIP shall accept [*] percent ([*]%) of the risk that Bulk Drug Substance Runs do not meet the Bulk Drug Substance Specifications. In Calendar Year [*] and then beginning again with respect to Calendar Year [*] and thereafter for subsequent Calendar Years through the end of the Supply Term, BIP and Buyer shall each Calendar Year share on a [*] basis the costs of Bulk Drug Substance Runs that do not meet the Bulk Drug Substance Specifications (calculated on the basis of the Product Price and original Production Assumptions hereunder less [*]% for profit), but only to the extent that those failed Bulk Drug Substance Runs represent a failure rate greater than [*] percent ([*]%) of all the Bulk Drug Substance Runs performed during that Calendar Year. Buyer's payment obligations for such Bulk Drug Substance Runs as set forth above shall only apply to the extent that a Bulk Drug Substance Run failed at the [*] in the Process. BIP shall accept the risk of the first [*] percent ([*]%) of Bulk Drug Substance Runs each Calendar Year that fail at the [*] in the Process. Buyer's payment obligations under this Section 24.3(c) shall be deemed to satisfy any payment obligations of Buyer under the provisions of Section 6.3 hereof to the extent any such provisions could be construed to require Buyer to pay any portion of the cost of Bulk Drug Substance Runs that do not meet the Bulk Drug Substance Specifications.

     (d) Reconciliation. While the Parties will not know if BIP has achieved Successful Outsourcing Activities until [*], the yield enhancement provisions under Section 24.2(b) above contemplate shared savings from yield enhancements beginning on [*]. Therefore, if BIP has achieved Successful Outsourcing Activities, then within a reasonable time after [*], the Parties shall reconcile any shared savings during the first [*] months of [*] with the applicable yield enhancement provisions under Section 24.3(b) above.

     (e) Reversion to Terms in Section 24.2. If BIP either provides written notice to Buyer under Section 24.1(d) above that BIP will not make available at least [*] Subsequent Additional Runs in [*] or [*], or if BIP in fact does not attempt at least [*] Subsequent Additional Runs in [*] or [*], then from [*] of either [*] or [*], as the case may be depending on which is the first Calendar Year for which BIP provides notice that it will not make available at least [*] Subsequent Additional Runs or does not in fact attempt such [*] Subsequent Additional Runs, and through the remainder of the Supply Term, the terms and conditions in Section 24.3(a) - (c) applicable to Successful Outsourcing Activities shall

[*] Confidential Treatment Requested
          revert to and be superseded by the terms and conditions in Section 24.2(a) - (c) applicable to Unsuccessful Outsourcing Activities, provided, however, that upon such reversion, in no event shall (1) BIP have any obligation to refund to Buyer any benefits which had accrued to BIP from yield enhancement in earlier Calendar Years under Section 24.3(b) above, or (2) Buyer have any additional obligation to BIP for risk sharing costs in earlier Calendar Years under Section 24.2(c) above.

     7. Rhode Island Manufacturing Facility. BIP shall provide the assistance to Immunex and Wyeth in the transfer of technology related to manufacture of the Product to Wyeth's manufacturing facility in West Greenwich, Rhode Island in a separate agreement of even date herewith, in which the Parties have agreed upon the requested activities, timelines, manpower and financial terms.

     8. Effect of Amendment No. 1 on Agreement. Except as otherwise set forth in this Amendment No. 1, all other terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment No. 1, the terms and conditions of this Amendment No. 1 shall control.

     9. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

     IN WITNESS WHEREOF, the Parties have, by their duly authorized persons, executed this Amendment No. 1 as of the Amendment Effective Date.

IMMUNEX CORPORATION                 AMERICAN HOME PRODUCTS
                                    CORPORATION, acting through its
                                    Wyeth-Ayerst Laboratories division

By: /s/ Peggy V. Phillips             By: /s/ Kenneth J. Martin
   -------------------------------       ---------------------------------

Name: Peggy V. Phillips               Name: Kenneth J. Martin
     -----------------------------         -------------------------------

Title: Executive VP & COO             Title: Sr. Vice President & Chief
      ----------------------------          ------------------------------
                                             Financial Officer
                                            ------------------------------

Date:  6/27/00                        Date: 6/27/00
     -----------------------------         -------------------------------

BOEHRINGER INGELHEIM PHARMA KG
ppa.                                  ppa.

By: /s/ Wolfram Carius                By: /s/ Rolf Werner
   -------------------------------       ---------------------------------

Name: Wolfram Carius                  Name: Rolf Werner
     -----------------------------         -------------------------------

Title: Head of Aidpharm Manuf.        Title: CD Biopharmaceuticals
      ----------------------------          ------------------------------

Date: 30.06.00                        Date: 30.06.00
     -----------------------------         -------------------------------

                                       13